UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2025

MARATHON BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56269	86-2191258
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 Scott Street, Wausau, Wisconsin		54402
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (715) 845-7331

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 31, 2025, Marathon Bancorp, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”).  The final vote results on each matter submitted to a vote of stockholders are as follows:

1.
The approval of a Plan of Conversion and Reorganization, whereby Marathon MHC and the Company will convert and reorganize from the mutual holding company structure to the stock holding company structure, including the merger of Marathon MHC with and into the Company and an amendment to the Company’s articles of incorporation as a result of the conversion:

Including Votes Cast by Marathon MHC:

For	Against	Abstain	Broker Non-Votes

1,861,535	1,055	300	-0-

Excluding Votes Cast by Marathon MHC:

For	Against	Abstain	Broker Non-Votes

635,312	1,055	300	-0-

2.
The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion and Reorganization:

For	Against	Abstain	Broker Non-Votes

1,861,735	1,055	100	-0-

Item 8.01.	Other Events.

On March 31, 2025, the members of Marathon MHC, the mutual holding company parent of the Company, approved the Plan of Conversion and Reorganization.

On March 31, 2025, the Company issued a press release to announce the receipt of stockholder approval and member approval and the completion of the community offering.  A copy of the press release is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 31, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Marathon Bancorp, Inc.
DATE: March 31, 2025	By:	/s/ Nicholas W. Zillges
Nicholas W. Zillges President and Chief Executive Officer